Exhibit 10.4

Steve McGill
Aon Risk Solutions
United States (U.S.)

July 1, 2014

Relocation Assignment Extension

Dear Steve -

This letter documents the extension of your international assignment for an additional twenty-four (24) months. For the duration of your ongoing assignment, you will continue to work exclusively for the benefit of Aon plc. Your current reporting relationship to the Chief Executive Officer of Aon plc and role as Group President of Aon plc and CEO of Aon Risk remain unchanged. As an executive, Aon plc may require you to resign from any directorship or other corporate office in Aon plc or any affiliate of Aon plc at any time without compensation and/or take up any other directorship or corporate office for Aon plc instead of or in addition to such directorship or other office without any additional remuneration.
With the exception of the changes outlined below, which amend and supplement the terms of the attached original assignment letter dated January 12, 2012 (Attachment), the terms and conditions of your assignment remain unchanged and in full force.

1)	Effective July 1, 2014, your annual cost of living allowance (COLA) is USD 97,500. This reflects a foreign exchange rate of USD 1.70 to GBP 1.00

2)	Your car allowance remains unchanged.

3)
Effective July 1, 2014, your COLA and car allowances will be grossed up for applicable U.S. taxes. All allowances will continue to be equalized for tax differential according to Aon’s tax equalization policy as described in your original assignment letter.

4)	The exchange rates for the COLA will be reviewed quarterly and adjusted accordingly to reflect foreign exchange variation. I will meet with you to review the quarterly adjustment methodology.
During your assignment, all components of your remuneration and benefits package are provided in consideration of your work on behalf of Aon plc and any corporate office held for such entity.

If you agree to the terms of this extension please sign the declaration below and return to me. Please contact me or your manager with any questions.

Sincerely -

/s/ Gregory J. Besio
Gregory J. Besio
EVP and Chief Human Resources Officer

I acknowledge receipt of this letter of understanding and accept the terms and conditions contained herein.

/s/ Steve McGill	July 1, 2014
Steve McGill	Date